Exhibit I

Calculation of Filing Fee Table

Schedule TO-I

(Form Type)

PGIM Private Real Estate Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction Valuation	Fee rate	Amount of Filing Fee
Fees to be Paid	$5,886,788	0.0001531	$901.27
Fees Previously Paid	$0.00		$0.00
Total Transaction Valuation	$5,886,788
Total Fees Due for Filing			$901.27
Total Fees Previously Paid			$0.00
Total Fee Offsets			$10,595.13(1)
Net Fee Due			$(9,693.86)(1)

(1)

An aggregate fee of $12,683.00 was paid with the filing of the Schedule TO-I by PGIM Private Real Estate Fund, Inc. (File No. 005-94116) on March 13, 2024 (the “March 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the March 2024 Schedule TO-I filed on April 16, 2024 was $634.22. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $12,048.78 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset a portion of the filing fee in connection with the filing of the Schedule TO-I on June 27, 2024 (the "June 2024 Schedule TO-I"). More specifically, $12,683.00 from the filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the final transaction fee due for the June 2024 Schedule TO-I filing, and a portion of the remaining $11,394.74 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on September 27, 2024 (the "September 2024 Schedule TO-I"). Furthermore, a portion of the remaining $10,595.13 filing fee paid in connection with the March 2024 schedule TO-I is being used to offset the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	PGIM Private Real Estate Fund, Inc.	SC TO-I	005-94116	March 13, 2024		$12,048.78
Fee Offset Sources					March 13, 2024		$12,048.78
Fee Offset Claims	PGIM Private Real Estate Fund, Inc.	SC TO-I	005-94116	June 27, 2024		$11,394.74
Fee Offset Sources					June 27, 2024		$11,394.74
Fee Offset Claims	PGIM Private Real Estate Fund, Inc.	SC TO-I	005-94116	September 27, 2024		$10,595.13
Fee Offset Sources					September 27, 2024		$10,595.13